Registration No. 333-60406

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

Post-Effective Amendment No. 2 to
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

________________

Moore-Handley, Inc.
(Exact name of registrant as specified in its charter)

Delaware	63-0819773
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3140 Pelham Parkway
Pelham, Alabama 35124
(Address of Principal Executive Offices)

Moore-Handley, Inc. 2001 Incentive Compensation Plan
(Full title of the Plan)

Gary C. Mercer
Moore-Handley, Inc.
3140 Pelham Parkway
Pelham, Alabama 35124
(205) 663-8011
(Name, address and telephone number of agent for service)

On October 31, 2003, the Company filed Form 15 deregistering its Common Stock, par value $.10 per share, under the Securities Exchange Act of 1934, as amended. Accordingly, the 460,000 shares of Common Stock remaining available for issuance under the Plan are hereby deregistered.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pelham, Alabama on the 31st day of October, 2003.

MOORE-HANDLEY, INC.

By: /s/ Gary C. Mercer
Gary C. Mercer
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ William Riley William Riley	Chairman of the Board, Director and Chief Executive Officer (Principal Executive Officer)	October 31, 2003
/s/ Gary C. Mercer Gary C. Mercer	Chief Financial Officer (Principal Accounting and Financial Officer)	October 31, 2003
/s/ Michael J. Gaines* Michael J. Gaines	Director	October 31, 2003
/s/ Michael B. Palmer* Michael B. Palmer	Director	October 31, 2003
/s/ Michael B. Stubbs* Michael B. Stubbs	Director	October 31, 2003
*By William Riley as Attorney-in-Fact pursuant to the Power of Attorney included in the Registration Statement /s/ William Riley William Riley	Attorney-in-Fact	October 31, 2003